CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Red Rock Pictures Holdings Inc. (the “Company”) on Form 10-QSB for the quarter ending 30 November 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lorraine Evanoff, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the quarter ending 30 November 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the quarter ending 30 November 2007, fairly presents, in all material respects, the financial condition and results of operations of Red Rock Pictures Holdings Inc.

Dated:    16 January 2008

RED ROCK PICTURES HOLDINGS INC.

By:	/s/ Lorraine Evanoff
Lorraine Evanoff
Chief Financial Officer and Principal Accounting Officer